Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2017 combines the historical consolidated statements of operations of Patterson-UTI Energy, Inc. (“Patterson-UTI”) and Seventy Seven Energy Inc. (“SSE”), giving effect to the merger as if it had occurred on January 1, 2017. The historical condensed consolidated statements of operations have been adjusted in the unaudited pro forma condensed combined statement of operations to give effect to pro forma events that are (1) directly attributable to the merger, (2) factually supportable, and (3) expected to have a continuing impact on the combined company’s results. The unaudited pro forma condensed combined statement of operations should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined statement of operations. In addition, the unaudited pro forma condensed combined statement of operations was based on and should be read in conjunction with the:

•

separate historical financial statements of Patterson-UTI as of and for the year ended December 31, 2017 and the related notes included in Patterson-UTI’s Annual Report on Form 10-K for the year ended December 31, 2017, which has been filed separately by Patterson-UTI with the United States Securities and Exchange Commission (the “SEC”); and

•	separate historical financial statements of SSE for the three months ended March 31, 2017 and the related notes included as Exhibit 99.1 to this Current Report.

The unaudited pro forma condensed combined statement of operations has been presented for informational purposes only. Such pro forma information is not necessarily indicative of what the combined company’s results of operations actually would have been had the merger been completed as of the date indicated. In addition, the unaudited pro forma condensed combined statement of operations does not purport to project the future operating results of the combined company.

The unaudited pro forma condensed combined statement of operations has been prepared using the acquisition method of accounting under U.S. generally accepted accounting principles and the regulations of the SEC. All material transactions between Patterson-UTI and SSE during the period presented in the unaudited pro forma condensed combined statement of operations have been eliminated. Patterson-UTI was considered the acquirer in the merger for accounting purposes. The acquisition accounting is dependent upon certain valuations and other studies that have been preliminarily completed. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing this unaudited pro forma condensed combined statement of operations. Differences between these preliminary estimates and the final acquisition accounting will occur, and these differences could have a material impact on the accompanying unaudited pro forma condensed combined statement of operations and the combined company’s future results of operations.

The unaudited pro forma condensed combined statement of operations does not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the merger, the costs to integrate the operations of Patterson-UTI and SSE, or the costs necessary to achieve any such cost savings, operating synergies or revenue enhancements.

PATTERSON-UTI ENERGY, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the year ended December 31, 2017
(in thousands, except per share data)

	Patterson-UTI	SSE January 1, 2017 to April 20, 2017	Reclass Adjustments		Pro Forma Adjustments		Pro Forma Combined
Operating revenues:
Contract drilling	$1,040,033	$106,583	$—		$—		$1,146,616
Pressure pumping	1,200,311	120,342	—		—		1,320,653
Directional drilling	45,580	—	—		—		45,580
Oilfield Rentals	—	15,628	—		—		15,628
Other	70,760	—	—		—		70,760
Total operating revenues	2,356,684	242,553	—		—		2,599,237

Operating costs and expenses:
Contract drilling	667,105	61,222	—		—		728,327
Pressure pumping	966,835	118,633	(194)	AA	—		1,076,421
			(8,853)	BB
Directional drilling	32,172	—	—		—		32,172
Oilfield Rentals	—	12,916	—		—		12,916
Other	51,428	657	—		—		52,085
Depreciation, depletion, amortization and impairment	783,341	51,344	8,853	BB	(51,344)	CC	843,416
					8,437	DD
					42,785	EE
Selling, general and administrative	105,847	16,736	194	AA	—		122,777
Merger and integration expenses	74,451	36,739			(106,187)	FF	5,003
Other operating income, net	(31,957)	(2,765)	—		—		(34,722)
Total operating costs and expenses	2,649,222	295,482	—		(106,309)		2,838,395
Operating (loss) income	(292,538)	(52,929)	—		106,309		(239,158)
Other income (expense):
Interest income	1,866	—	—		—		1,866
Interest expense, net of amount capitalized	(37,472)	(14,977)	—		14,977	GG	(37,472)
Other	343	142	—		—		485
Total other income (expense)	(35,263)	(14,835)	—		14,977		(35,121)
(Loss) income before income taxes	(327,801)	(67,764)	—		121,286		(274,279)
Income tax (benefit) expense	(333,711)	2	—		42,450	HH	(291,259)
Net (loss) income	$5,910	$(67,766)	$—		$78,836		$16,980

Net income per common share:
Basic	$0.03						$0.08
Diluted	$0.03						$0.08
Weighted average number of common shares outstanding:
Basic	198,447				15,012	II	213,459
Diluted	199,882				15,012	II	214,894

The accompanying notes are an integral part of this unaudited pro forma condensed combined statement of operations.

PATTERSON-UTI ENERGY, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Note 1: Description of Transaction

On April 20, 2017, Seventy Seven Energy Inc., a Delaware corporation (“SSE”), became a wholly-owned subsidiary of Patterson-UTI Energy, Inc., a Delaware corporation (“Patterson-UTI”), as a result of the merger of Pyramid Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Patterson-UTI (“Merger Sub”), with and into SSE (the “Merger”). The Merger was effected pursuant to an Agreement and Plan of Merger, dated as of December 12, 2016, by and among Patterson-UTI, SSE, and Merger Sub (the “Merger Agreement”).

At the effective time of the Merger (the “Effective Time”) each issued and outstanding share of SSE common stock, par value $0.01 per share, other than shares owned by SSE and its wholly owned subsidiaries, shares owned by Patterson-UTI or Merger Sub and shares for which appraisal rights held by SSE stockholders have been perfected in compliance with Section 262 of the General Corporation Law of the State of Delaware, was converted into the right to receive 1.7851 shares (the “Exchange Ratio”) of newly issued Patterson-UTI common stock, par value $0.01 per share, rounded down to the nearest whole share. Instead of issuing fractional shares, each SSE stockholder who otherwise would have been entitled to receive a fraction of a share of Patterson-UTI common stock received cash (without interest) in lieu thereof, upon surrender of his or her shares of SSE common stock.

Immediately prior to the Effective Time, each SSE restricted stock unit award granted prior to December 12, 2016 that was outstanding as of immediately prior to the Effective Time (the “Incentive Awards”) immediately vested, any forfeiture restrictions applicable to such Incentive Awards immediately lapsed, the Incentive Awards were deemed settled, and each share of SSE common stock subject to such Incentive Awards was treated as a share of SSE common stock. At the Effective Time, each such share of SSE common stock that was distributed in settlement of the Incentive Awards entitled the holder thereof to receive the merger consideration. In addition, at the Effective Time, each SSE restricted stock unit award granted on or following December 12, 2016 was assumed by Patterson-UTI and converted into a restricted stock unit award, with the same terms and conditions as in effect immediately prior to the Effective Time, covering a number of shares of Patterson-UTI common stock equal to (i) the number of shares of SSE common stock subject to the award immediately prior to the Effective Time, multiplied by (ii) the Exchange Ratio, rounded to the nearest whole share.

A total of 46,298,273 shares of Patterson-UTI common stock were issued to the former holders of SSE common stock pursuant to the Merger Agreement.

Note 2: Basis of Presentation

The merger is reflected in the unaudited pro forma condensed combined statement of operations pursuant to the acquisition method of accounting. Under the acquisition method, the total purchase price as described in Note 3 was measured at the closing date of the merger using the market price of Patterson-UTI common stock at that time. The assets and liabilities of SSE have been measured at fair value based on various preliminary estimates using assumptions that Patterson-UTI management believes are reasonable utilizing information currently available. Use of different estimates and assumptions could yield materially different results.

The process for estimating the fair values of identifiable intangible assets and certain tangible assets requires the use of significant estimates and assumptions, including estimating future cash flows. The excess of the purchase price over the estimated amounts of identifiable assets and liabilities of SSE as of the effective date of the merger has been allocated to goodwill. The purchase price allocation is subject to finalization of Patterson-UTI’s analysis of the fair value of the assets and liabilities of SSE as of the effective date of the merger. Accordingly, the purchase price allocation utilized in the preparation of the unaudited pro forma condensed combined statement of operations is preliminary and will be adjusted upon completion of the final analysis of the fair value of the assets and liabilities of SSE. Such adjustments could be material.

In accordance with the SEC’s rules and regulations, the unaudited pro forma condensed combined statement of operations does not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the merger, or the costs necessary to integrate the operations of Patterson-UTI and SSE or to achieve any such cost savings, operating synergies or revenue enhancements.

Note 3: Consideration Transferred

The following is the consideration transferred to effect the acquisition of SSE (in thousands, except stock price):

Equity Consideration:
Patterson-UTI shares of common stock issued in connection with the merger	46,298
Patterson-UTI common stock share price on April 20, 2017	$22.45
Common stock equity consideration	$1,039,396
Other Consideration
SSE Long-Term Debt repaid by Patterson-UTI	$472,000
Total fair value of consideration transferred	$1,511,396

Note 4: Assets Acquired and Liabilities Assumed

The final determination of the fair value of assets acquired and liabilities assumed at the merger date will be completed as soon as possible, but no later than one year from the merger date (the “measurement period”).  The Company’s preliminary purchase price allocation is subject to revision as additional information about the fair value of assets and liabilities becomes available.  Additional information that existed as of the merger date, but at the time was unknown to the Company, may become known to the Company during the remainder of the measurement period.  The final determination of fair value may differ materially from these preliminary estimates.  The following table represents the preliminary allocation of the total purchase price of SSE to the assets acquired and the liabilities assumed based on the fair value at the merger date, with the excess of the purchase price over the estimated fair value of the identifiable net assets acquired recorded as goodwill (in thousands):

Identifiable assets acquired
Cash and cash equivalents	$37,806
Accounts receivable	149,659
Inventory	8,518
Other current assets	19,038
Property and equipment	984,433
Other long-term assets	20,918
Intangible assets	22,500
Total identifiable assets acquired	1,242,872
Liabilities assumed
Accounts payable and accrued liabilities	133,415
Deferred income taxes	32,881
Other long-term liabilities	1,734
Total liabilities assumed	168,030
Net identifiable assets acquired	1,074,842
Goodwill	436,554
Total net assets acquired	$1,511,396

Note 5: Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

(AA)

Certain reclassifications have been made to SSE’s historical statement of operations to conform with Patterson-UTI’s presentation. SSE’s historical statement of operations includes certain selling expenses in operating costs whereas Patterson-UTI reports these types of selling expenses in the selling, general and administrative line item in the statement of operations.

(BB)

Certain reclassifications have been made to SSE’s historical statement of operations to conform with Patterson-UTI’s presentation. Fluid ends, an integral component of a frac pump unit, were expensed by SSE when placed in service. Patterson-UTI treats fluid ends as fixed assets and depreciates them over their estimated useful life. The pro forma adjustment assumes that depreciation expense approximates the amount expensed by SSE. The cost of fluid ends expensed by SSE as an operating expense has been reclassified to depreciation expense.

(CC)	To eliminate SSE’s historical depreciation and intangible asset amortization expense.

(DD)	Reflects amortization expense associated with intangible assets and liabilities recorded in this transaction.

The fair value of identifiable intangible assets and liabilities was determined primarily using the “income approach,” which requires a forecast of all of the expected future cash flows as the primary input into either the discounted cash flow method, the relief-from-royalty method or the multi-period excess earnings method.  Some of the more significant assumptions inherent in the development of intangible asset values include: the amount and timing of projected future cash flows, the differential between contractual cash flows and market-driven cash flows, the discount rate selected to measure the risks inherent in the future cash flows, the assessment of the asset’s life cycle and various other factors.  For purposes of this unaudited pro forma condensed combined statement of operations, using certain high-level assumptions, the fair value of the identifiable intangible assets, their weighted average useful lives and the resulting amortization expense for the periods presented are as follows

	Fair Value	Weighted Average Useful Life	Amortization Expense Period from January 1, 2017 to April 20, 2017
	(in thousands)	(in months)	(in thousands)
Assets
Favorable drilling contracts	$22,500	10	$10,527

Liabilities
Unfavorable drilling contracts	$2,532	4	2,090
			$8,437

(EE)	Represents depreciation expense associated with the fair value of SSE’s fixed assets. Depreciation was calculated by asset over an average estimated life relevant for that asset.

(FF)	To eliminate merger and integration costs.

(GG)	To eliminate SSE’s historical interest expense under its previous capital structure, as none of the historical debt of SSE was assumed by Patterson-UTI in connection with the acquisition.

(HH)

Patterson-UTI has assumed a 35% tax rate when estimating the tax impacts of the appropriate pro forma adjustments, which represents the U.S. federal statutory tax rate during the period presented. The effective tax rate of the combined company could be significantly different from what is presented in these unaudited pro forma condensed combined financial statements for a variety of reasons, including post-merger activities and the enactment of significant U.S. tax law changes on December 22, 2017.

The tax impact of the pro forma adjustments has been calculated as follows ($ in thousands):

Year Ended
December 31, 2017
Elimination of SSE's historical depreciation and amortization expense	$51,344
Elimination of SSE's historical interest expense	14,977
Elimination of merger and acquisition expenses related to SSE merger	106,187
Amortization expense associated with fair value SSE intangible assets	(8,437)
Depreciation expense associated with fair value SSE fixed assets	(42,785)
Pro forma reduction in expense	121,286
U.S. federal statutory tax rate	35%
Tax expense relating to pro forma reduction in expenses	$42,450

(II)

Patterson-UTI conducted an equity offering of 18.2 million shares of its common stock on January 27, 2017, of which the net proceeds funded the repayment of SSE’s outstanding net indebtedness.  In addition, 46.3 million shares of Patterson-UTI common stock were issued to shareholders of SSE on April 20, 2017 as part of the SSE merger consideration.

The full year impact of shares issued in the SSE merger is as follows (in thousands):

Year Ended
December 31, 2017
Patterson-UTI shares of common stock issued in equity offering	1,148
Patterson-UTI shares of common stock issued upon merger	13,864
Weighted average number of diluted common shares outstanding	15,012